Exhibit 10.1

EXHIBIT A

ROANOKE ELECTRIC STEEL CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purpose. The purposes of this Roanoke Electric Steel Corporation 2005 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Roanoke Electric Steel Corporation (the “Company”) and its subsidiaries or to serve as outside directors of the Company, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Company is required to withhold in connection with any Performance Grant, any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Act), directly or indirectly, of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the effective date of the Plan (as set forth in Section 15) whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board;

(iii) all or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 51% of the combined voting power of such entity’s then outstanding voting securities); or

(iv) the Company is reorganized, merged or consolidated, and the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 51% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction (i) which results in the Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) which results in the Company, any subsidiary or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any subsidiary (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities. For purposes of this section, the term “Incumbent Board” means the individuals who constitute the Board as of the effective date of the Plan (as described in Section 15), and the term “Person” has the meaning assigned to that term in Sections 3(a)(9) and 13(d)(3) of the Act.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(f) “Committee” means, the Compensation Committee of the Board. Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Compensation Committee does not qualify as an outside director for purposes of Code section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of that committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) “Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 17), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means the date on which the Committee grants an Incentive Award.

(i) “Deferred Shares” means shares of Company Stock awarded in connection with an Outside Director’s deferral of retainer and meeting fees upon the terms and subject to the restrictions of Section 14.

(j) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k) “Fair Market Value” means the average of the high and low sales prices of a share of Company Stock, as reported by Bloomberg or other financial reporting service selected by the Company, as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

(l) “Incentive Award” means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Grant or a Deferred Share under the Plan.

(m) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n) “Mature Shares” means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q) “Outside Director” means any member of the Board who is not otherwise an employee of the Company or any of its subsidiaries.

(r) “Participant” means any employee or Outside Director of the Company who receives an Incentive Award under the Plan.

(s) “Performance Criteria” means any of the following areas of performance of the Company: total shareholder return, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(t) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or a grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(u) “Performance Grant” means an Incentive Award made pursuant to Section 10.

(v) “Plan Year” means January 1 to December 31.

(w) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 and Section 13.

(x) “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(y) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(z) “Stock Appreciation Right” means a right to receive Company Stock or cash from the Company granted under Section 9.

(aa) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General. The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Grants and Deferred Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one million seven hundred and fifty thousand (1,750,000) shares of Company Stock, which shall be authorized but unissued shares. No more than one million five hundred thousand (1,500,000) shares of the total shares may be issued to Participants who are employees of the Company or its subsidiaries, and no more than two hundred fifty thousand (250,000) shares of the total shares may be issued to Outside Directors. In addition, no more than one hundred thousand (100,000) shares may be allocated to the Incentive Awards, including the maximum shares payable under a Performance Grant, that are granted during any single Taxable Year to any individual Participant who is an employee of the Company or any subsidiary of the Company. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c) The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. However, without prior shareholder approval, the Committee is expressly prohibited from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. In addition, the Committee is expressly prohibited from making a new Incentive Award of Restricted Stock or Restricted Stock Units if the exercise price of the outstanding Option exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option, unless otherwise approved by the Company’s shareholders.

5. Eligibility.

(a) All present and future employees of the Company or any subsidiary of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Present and future Outside Directors shall be eligible to receive Restricted Stock and Deferred Shares pursuant to the terms of Sections 13 and 14 of the Plan. Outside Directors shall not be entitled to receive any of the other types of Incentive Awards under the Plan.

6. Stock Options.

(a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 10), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. Only employees described in Section 5(a) shall be eligible to receive awards of Incentive Stock Options.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all subsidiaries of the Company for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

8. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of performance goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(c) The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units. The terms and conditions may include the achievement of a Performance Goal. The terms and conditions of a Restricted Stock Unit award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(d) Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee. The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 17. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying

Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. Performance Grants.

(a) Each Performance Grant shall be evidenced by an agreement (a “Grant Agreement”) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance

Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant (who is an employee of the Company or any subsidiary of the Company) shall not exceed $2,000,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

(f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i) Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12. Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13. Annual Restricted Stock Award for Outside Directors. Immediately following each annual meeting of the Company’s shareholders (the “Annual Grant Date”), each Outside Director shall be granted, without further action on the part of the Board or the Committee, one thousand five hundred (1,500) shares of Restricted Stock. The award agreement evidencing such grant of Restricted Stock shall provide that the Restricted Stock will become fully vested, and the restrictions (as determined in accordance with Section 7) applicable to the Restricted Stock Award shall lapse, on the first anniversary of the Annual Grant Date if the Outside Director continuously serves as an Outside Director from the Annual Grant Date to the first anniversary of the such date or, if earlier, the death of the Outside Director.

14. Deferral of Retainer and Meeting Fees by Outside Directors.

(a) Each Outside Director may elect in advance of the Plan Year to defer payment of twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one-hundred percent (100%) of the retainer and meeting fees that the Outside Director is entitled to receive during such Plan Year. A deferral election must be made before the first day of the Plan Year to which the deferral election relates, and shall be irrevocable for such Plan Year. If an Outside Director makes a deferral election, the Company shall credit each month to a book account (the “Deferred Fees Account”) an amount equal to the fees that the Outside Director has elected to defer for that month. As of the first business day of each calendar month, the total amount of deferred fees credited to each Outside Director’s Deferred Fees Account shall be converted to whole and fractional Deferred Shares. The number of whole and fractional Deferred Shares shall be determined by dividing the total amount of deferred fees credited to the Outside Director’s Deferred Fees Account as the last business day of the prior month, by the Fair Market Value of Company Stock on that date.

(b) An Outside Director’s whole and fractional Deferred Shares shall be held by the Company, or by the trustee of a grantor trust established by the Company to hold such Deferred Shares. Dividends and cash distributions with respect to the Deferred Shares held for an Outside Director shall be used to purchase additional Deferred Shares directly from the Company in accordance with the terms of the Company’s Dividend Reinvestment Plan. Deferred Shares shall remain subject to the claims of the Company’s creditors, and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except that such restrictions on Deferred Shares shall lapse when such Deferred Shares are distributed to Outside Directors in accordance with the provisions of subsection (c) below.

(c) An Outside Director’s Deferred Shares shall be distributed after the earliest of:

(i) the Outside Director’s death,

(ii) the date the Outside Director becomes disabled, as defined for purposes of Code section 409A,

(iii) the Outside Director’s separation from service as an Outside Director, or

(iv) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined for purposes of Code section 409A.

An Outside Director’s Deferred Shares shall be paid in the method elected by the Outside Director at the time he or she first elects to defer the payment of fees pursuant to this Section 14. The available methods of distribution shall be a single lump payment, substantially equal annual installment payments over a period of two years or substantially equal annual installment payments over a period of three years. A distribution election shall be irrevocable once it is made. If an Outside Director has not designated the method in which his or her Deferred Shares are to be paid, the Deferred Shares shall be distributed to the Participant in a single lump sum payment. Payment shall be made or shall begin to be made (depending on the method of distribution) within 40 business days after the applicable distribution event.

(d) When Deferred Shares become distributable to an Outside Director, the Company shall not issue fractional Deferred Shares. Whenever a fractional Deferred Share would otherwise be required to be issued, the Outside Director shall be paid in cash for such fractional Deferred Share based upon the Fair Market Value on, or as of a recent date prior to, the date of distribution.

(e) Elections to defer retainer and meeting fees may first be made by Outside Directors during the thirty-day period immediately following January 28, 2005, and will be effective for retainer and meeting fees earned for services performed after March 1, 2005. Elections to defer retainer and meeting fees for subsequent Plan Years must be made before the close of the preceding Plan Year, or at such other time as may be permitted under applicable regulations issued under Code section 409A.

15. Effective Date of the Plan. This Plan was approved by the Board on December 21, 2004, and will become effective on January 28, 2005, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting of the Company’s shareholders.

16. Termination, Modification, Change. If not sooner terminated by the Company’s board of directors, this Plan shall terminate at the close of business on December 21, 2014. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code section 409A. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

17. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

18. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 17;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

19. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

20. Compliance with the Code. The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code, including but not limited to Code section 409A. The Committee shall interpret the Plan in a manner that will cause the Plan and any Incentive Award to comply with all applicable provisions of the Code.

21. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the

Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or Outside Directors of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law.